UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2015

Lakeland Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-15535	13-3115216
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3555 Veterans Memorial Highway, Suite C, Ronkonkoma, New York 11779-7410

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:      (631) 981-9700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Gary Pokrassa has retired as Chief Financial Officer of Lakeland Industries, Inc. (the “Company”) effective as of July 17, 2015. In connection with his retirement, Mr. Pokrassa and the Company have entered into a Consulting Agreement, effective as of July 17, 2015 (the “Consulting Agreement”), under which Mr. Pokrassa will consult with the Company for a one year period commencing on July 17, 2015 (the “Term”) to assist the Company in connection with its transition to a new Chief Financial Officer and other matters. During the Term, Mr. Pokrassa will receive a bi-weekly consulting fee of $3,846.15 (pro-rated for any partial months) and he will have the opportunity to continue to vest in his 1,500 restricted shares of the Company’s common stock which he otherwise would have forfeited, subject to his continued service during the Term. The Company will also provide health benefits to Mr. Pokrassa during the Term. Mr. Pokrassa is subject to non-competition, non-solicitation, confidentiality and mutual non-disparagement provisions.

On July 17, 2015, the Company named Teri W. Hunt, 53, as the Acting Chief Financial Officer of the Company. Ms. Hunt has served as the Company’s Vice President of Finance since November 2010, before which time she served as its Corporate Controller from May 2007 to November 2010. Ms. Hunt joined the Company in 2005 and was primarily responsible for various accounting functions and special projects as the Company began to expand its international operations. Prior to joining the Company in 2005, Ms. Hunt served in accounting, audit and administrative capacities, including the position of Corporate Controller, for Wellstone Mills (formerly TNS Mills), a $400 million textile company, from 1988 to 2005.

The Company’s Board of Directors did not appoint Ms. Hunt pursuant to any arrangement or understanding between Ms. Hunt and the Company or any other person or entity, and Ms. Hunt does not have any family relationship with any director or executive officer of the Company. In addition, there are no transactions between Ms. Hunt and the Company that are required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

On July 23, 2015, the Company issued a press release announcing that Ms. Hunt was named the Acting Chief Financial Officer on July 17, 2015, succeeding Mr. Pokrassa. A copy of the press release is attached hereto as Exhibit 99.1.

The foregoing summary of Mr. Pokrassa’s Consulting Agreement does not purport to be complete and is qualified in its entirely by reference to the Consulting Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Consulting Agreement, effective as of July 17, 2015, between Lakeland Industries, Inc. and Gary Pokrassa.
99.1	Press Release, dated July 23, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND INDUSTRIES, INC.

/s/ Christopher J. Ryan
Christopher J. Ryan
Chief Executive Officer & President

Dated: July 23, 2015

EXHIBIT INDEX

Exhibit Number	Description

10.1	Consulting Agreement, effective as of July 17, 2015, between Lakeland Industries, Inc. and Gary Pokrassa.

99.1	Press Release, dated July 23, 2015.